UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): May 20, 2010 ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Royal Caribbean Cruises Ltd. (the "Company") held its annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the shareholders voted on the following proposals: (1) the election of four (4) directors to the Company's Board of Directors to terms ending in 2013, (2) the approval of an additional 6,000,000 shares for issuance under the Company's 2008 Equity Incentive Plan, (3) the ratification of appointment of PricewaterhouseCoopers LLP as the Company's principal independent auditor for 2010, and (4) the shareholder proposal set forth in the proxy statement to adopt a hold through retirement policy of equity awards for named executive officers and non-executive directors.

1.	The following four (4) nominees for directors to the Company’s Board of Directors to terms ending in 2013 were elected based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William L. Kimsey	146,452,940	178,447	9,732,439
Gert W. Munthe	146,440,357	191,030	9,732,439
Thomas J. Pritzker	142,306,195	4,325,192	9,732,439
Bernt Reitan	146,448,670	182,717	9,732,439

2.	The approval of an additional 6,000,000 shares for issuance under the Company's 2008 Equity Incentive Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
132,291,918	13,997,701	341,768	9,732,439

3.	The ratification of appointment of PricewaterhouseCoopers LLP as the Company's principal independent auditor for 2010 was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
156,131,881	116,295	115,650	0

4.

The shareholder proposal set forth in the proxy statement to adopt a hold through retirement policy of equity awards for named executive officers and non-executive directors was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
19,446,368	126,708,234	476,785	9,732,439

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	May 21, 2010	By:	/s/ Bradley H. Stein

			Name:	Bradley H. Stein
			Title:	Senior Vice President, General Counsel and Corporate Secretary